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                                                                   EXHIBIT 3.129

 FORM 207              [THE STATE OF TEXAS LOGO]    This space reserved for
(REVISED 9/03)                                      office use:



                                 CERTIFICATE OF
                              LIMITED PARTNERSHIP
                                  PURSUANT TO
                                ARTICLE 6132a-1

Return in Duplicate to:
Secretary of State:
P.O. Box 13697
Austin, TX 78711-3697
Fax: 512/463-5709

FILLING FEE : $750
                         1. Name of Limited Partnership

The name of the limited partnership is as set both below:

Millwood Hospital, L.P.

The name must contain the words "Limited Partnership" or "Limited" or the abbreviation, "L.P.,""LP, forth or "Ltd" as the last words or letters of its name. The name must not be same as, deceptively similar to or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for "name availability" is recommended.

                               2. Principal Office

The address of the principal office in the United States where records of the partnership are to be kept or made available is set forth below:

Street Address 113 Seaboard Lane, Suite C-100

City          State          Zip Code      Country
Franklin      Tennessee      37067         USA

      3. Registered Agent and Registered Office (Select and complete either A or B, then complete C.)

[x] A . The initial registered agent is an organization (CANNOT BE PARTNERSHIP NAMED ABOVE) by the name of:

National Registered Agents, Inc.

OR

[ ] B. The initial registered agent is an individual resident of the state whose name is set forth below:

First Name     M.I.    Last Name       Suffix

C. The business address of the registered agent and the registered office address is:

Street Address          City          State     Zip Code

1614 Sidney Baker       Kerrville     TX        78028
Street
                         4. General Partner Information

The name, mailing address, and the street address of the business or residence of each general partner is as follows:

General Partner 1

LEGAL ENTITY : THE GENERAL PARTNER IS A LEGAL ENTITY NAMED:

PSI Texas Hospitals, LLC

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INDIVIDUAL: The general partner is an individual whose name is set forth below:

First Name     M.I.     Last Name     Suffix

MAILING ADDRESS OF GENERAL PARTNER 1

Mailing Address                    City         State         Zip Code

113 Seaboard Lane, Suite C-100     Franklin     Tennessee     37067

STREET ADDRESS OF GENERAL PARTNER 1

Street Address                     City         State         Zip Code

113 Seaboard Lane, Suite C-100     Franklin     Tennessee     37067

General Partner 2

LEGAL ENTITY: The General partner is a legal entity named:

INDIVIDUAL: The General partner is an individual whose name is set forth below

Partner 2--First Name     M.I.     Last Name    Suffix

MAILING ADDRESS OF THE PARTNER 2

Mailing Address     City         State         Zip Code
                    Franklin     Tennessee

STREET ADDRESS OF GENERAL PARTNER 2

Street Address     City         State         Zip Code
                   Franklin     Tennessee

                           5. Supplemental Information

Text Area:[The attached addendum, if any, is incorporated herein by reference.]

                            Effective Date of Filing

[x] A. This document will become effective when the document is filed by the secretary of state.

OR

[ ] B. This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is
                                    Execution

The undersigned sign this document subject to the penalties imposed by law for the submission of a false or fraudulent document.

PSI Texas Hospitals, LLC, as the General Partner

Name of General Partner 1                    Name of General Partner 2

/s/ Steven T. Davidson

SIGNATURE OF GENERAL PARTNER 1              SIGNATURE OF GENERAL PARTNER 2

Steven T. Davidson, Vice President
of PSI Texas Hospitals, LLC, the
General Partner